                                                                    Exhibit 3.13


                           CERTIFICATE OF FORMATION

                                      OF

                                 EUROFUELS LLC

                     A Delaware Limited Liability Company



          1.   The name of the limited liability company is Eurofuels LLC.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Eurofuels LLC on this 11th day of July, 2000.


                                 EUROFUELS LLC


                                 By /s/ Susan K. Allen
                                   _________________________________
                                 Name: Susan K. Allen
                                 Title: Agent